As filed with the Securities and Exchange Commission on August 5,
2005.  Registration No. 333-111663.


                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
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                   Post-Effective Amendment No. 5 to
                               FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                 1933
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                     FLORIDA ROCK INDUSTRIES, INC.

FLORIDA                                           59-0573002
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification No.)

155 East 21st Street
Jacksonville, Florida                             32206
(Address  of principal executive offices)         (Zip code)
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                     FLORIDA ROCK INDUSTRIES, INC.
                 AMENDED AND RESTATED 2000 STOCK PLAN
                       (Full title of the plan)
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                          John D. Milton, Jr.
    Executive Vice President, Treasurer and Chief Financial Officer
                         155 East 21st Street
                      Jacksonville, Florida 32206
                (Name and address of agent for service)
                             904-355-1781
                (Telephone number, including area code,
                         of agent for service)
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                              Copies to:
                          Daniel B. Nunn, Jr.
                           McGuireWoods LLP
                         50 North Laura Street
                              Suite 3300
                      Jacksonville, Florida 32202
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                    CALCULATION OF REGISTRATION FEE

------------ ------------- ---------------  ------------- ------------
Title of     Amount to be  Proposed         Proposed      Amount of
Securities   registered    maximum offering aggregate     registration
to be                      price per unit   offering      fee
registered                                  price
------------ ------------- ---------------  ------------- ------------
Common Stock
(1)
($.10 par
value)       1,368,750(2)     N/A (3)          N/A(3)         N/A(3)

============ ============= ===============  ============= ============

     1. The Registrant previously registered 2,737,500 shares of common stock issuable under the Florida Rock Industries, Inc. Amended and Restated 2000 Stock Plan (the "Plan"). The Registrant hereby registers an additional 1,368,750 shares of its common stock to reflect a three-for-two stock dividend declared on May 4, 2005, payable on July 1, 2005 to shareholders of record on June 15, 2005. This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.

     2. This registration statement shall also cover any additional shares of common stock, par value $.10 per share, which become issuable under the Plan by reason of a stock split, stock dividend, capitalization or any other similar transaction.

     3. The Registrant previously paid the registration fee in connection with the registration of 750,000 shares of its common stock on October 10, 2000 at the time of filing of the Registrant's Registration Statement on Form S-8 (File No. 333-47618) and 700,000 shares of its common stock on December 31, 2003 at the time of filing of the Registrant's Registration Statement on the Post-Effective Amendment No. 2 to Form S-8 (File No. 333-111663). No additional fee is required to be paid in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

     As permitted under General Instruction E to Form S-8, this Post-Effective Amendment No. 5 to the registration statement on Form S-8 (the "Registration Statement") incorporates by reference the contents and information set forth in the Registration Statement No. 333-47618 on Form S-8 filed with the Securities and Exchange Commission on
October 10, 2000, the Post-Effective Amendment No. 1 to the Registration Statement No. 333-47618 filed with the Securities and Exchange Commission on August 24, 2001, the Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-111663) filed with the Securities and Exchange Commission on December 31, 2003, the Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 333-111663) filed with the Securities and Exchange Commission on January 23, 2004, and the Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 (File No. 333-11663) filed with the Securities and Exchange Commission on March 17, 2004, pursuant to which Florida Rock Industries, Inc. (the "Company") registered 2,737,500 shares of the Company's common stock, $0.10 par value (the "Common Stock"),


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under the Florida Rock Industries, Inc.  Amended  and Restated  2000
Stock Plan (the "2000 Stock Plan"), and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 6, 2004.

     Pursuant to Rule 416(b) of Regulation C of the Securities and Exchange Commission, the sole purpose of this Post-Effective Amendment No. 5 to the Registrant's Registration Statement is to reflect the three-for-two split in the form of a stock dividend (the "Split") of the Registrant's Common Stock effected on July 1, 2005. As a result of the Split, the total number of shares of Common Stock registered pursuant to the Registration Statement has increased from 2,737,500 shares to 4,106,250 shares.

Item 8.   Exhibits.

     Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that previously have been filed with the Securities and Exchange Commission and that are designated by reference to their exhibit number in prior filings are incorporated by reference and made a part of this Registration Statement.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida on the 5th day of August, 2005.

                     FLORIDA ROCK INDUSTRIES, INC.
                             (Registrant)

                         By:  /s/ John D. Milton, Jr.
      ----------------------------------------------------------
                         John D. Milton, Jr.,
    Executive Vice President, Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2005.

Signature             Title              Signature              Title


Edward L. Baker       Director           Luke E. Fichthorn, III Director

/s/ John D. Milton, Jr.                  /s/ John D.  Milton, Jr.
------------------------------           -------------------------------
By: John D. Milton, Jr.,                 By: John  D. Milton, Jr.,
Attorney-in-Fact                         Attorney-in-fact


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John D. Baker II    Director, President
                    and Chief Executive
                    Officer (Principal
                    Executive Officer)

/s/ John D. Milton, Jr.
-----------------------------------     ----------------------------------
By: John D. Milton, Jr.,                John A. Delaney     Director
Attorney-in-fact


Thompson S. Baker, II  Director, Vice   J.  Dix  Druce       Director
                       President

/s/  John D. Milton, Jr.                 /s/ John D.  Milton, Jr.
-------------------------------------   ----------------------------------
By: John D. Milton, Jr.,                By:   John  D. Milton, Jr.,
Attorney-in-Fact                        Attorney-in-fact



Wallace A. Patzke, Jr.  Vice President, A.R. Carpenter          Director
                        Controller, and
                        Chief Accounting
                        Officer (Principal
                        Accounting Officer)


/s/  John D. Milton, Jr.                 /s/ John D.  Milton, Jr.
---------------------------------------  -----------------------------------
By: John D. Milton, Jr.,                 By:  John D. Milton, Jr.,
Attorney-in-Fact                         Attorney-in-fact


/s/ John D. Milton, Jr.
--------------------------------------   -----------------------------------
John D. Milton, Jr.   Executive Vice      William P. Foley III      Director
                      President,
                      Treasurer and Chief
                      Financial Officer
                      (Principal Financial
                      Officer) and Director

/s/ Francis X. Knott
--------------------------------------	-----------------------------------
Francis  X.  Knott         Director      William  H.  Walton  III Director


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     Pursuant  to the requirements of the Securities Act of  1933,  the
2000 Stock Plan Committee, which is the Florida Rock Industries, Inc. Compensation Committee, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida on August 5, 2005.

                   The Florida Rock Industries, Inc.
                       2000 Stock Plan Committee

                         /s/ Francis X. Knott

                         Name:  Francis X. Knott
                         Title: Chairman


                             EXHIBIT INDEX

3.1(a) Restated Articles of Incorporation (incorporated by reference from Exhibit 3(a) to the Company's Form 10-Q for the quarter ended December 31, 1986).

3.1(b) Amendment to Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the fiscal year ended September 30, 1993).

3.1(c) Amendment to Restated Articles of Incorporation (incorporated by reference from an appendix to the Company's Proxy Statement dated December 15, 1994).

3.1(d) Amendment to the Articles of Incorporation (incorporated by reference from an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1998).

3.1(e) Amendment to the Articles of Incorporation (incorporated by reference from Exhibit 4 of the Company's Form 8-K dated May 5,
       1999).

3.2(a) Restated  Bylaws  (incorporated by  reference  from  Exhibit
       3(ii)(a)  to the Company's Form 10-K for the year ended  September
       30, 1993).

3.2(b) Amendment  to  Restated  Bylaws  adopted  October  5,  1994
       (incorporated by reference from Exhibit 3(ii)(b) to the Company's Form 10-K for the year ended September 30, 1994).

3.2(c) Amendment  to  Restated  Bylaws  adopted  February  4,  1998
       (incorporated by reference from Exhibit 3(b)(3) to the Company's Form 10-Q for the quarter ended March 31, 1998).

3.2(d) Amendment  to  the Bylaws of Florida Rock  Industries,  Inc.
       adopted December 5, 2001 (incorporated by reference to an exhibit previously filed with Form 10-Q for the quarter ended December 31,
       2001).

3.2(e) Amendment to Bylaws of Florida Rock Industries, Inc. adopted
       May 5, 2004 (incorporated by reference to an exhibit previously filed with Form 10-Q for the quarter ended June 30, 2004).

4.1 Rights Agreements dated as of May 5, 1999, between the Company and First Union National Bank (incorporated by reference from Exhibit 4 to the Company's Form 8-K dated May 5, 1999).


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4.2. Florida Rock Industries, Inc. Amended and Restated 2000 Stock Plan
     (incorporated by reference from an exhibit previously filed with Form 10-Q for the quarter ended March 21, 2003).

5.1  Opinion of Counsel.

23.1 Consent of Deloitte & Touche LLP, independent public accountants.

23.2 Consent of Counsel (included in Opinion attached as Exhibit 5).

24.1 Special Power of Attorney (incorporated by reference to Exhibit 24 to Registrant's Post-Effective Amendment No. 3 filed on January 23, 2004, Registration Statement No. 333-11663).



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